Exhibit 99.1

JOINT FILING AGREEMENT

The undersigned hereby agree that the statement on Schedule 13D with respect to the common stock, par value $0.01 per share, of Ceres, Inc. dated March 2, 2012, is, and any amendments thereto signed by each of the undersigned shall be, filed on behalf of each of the undersigned pursuant to and in accordance with the provisions of Rule 13d-1(k) under the Securities Exchange Act of 1934, as amended.

ARTAL LUXEMBOURG S.A.

By:	/s/ Anne Goffard
Name:	Anne Goffard
Title:	Managing Director

ARTAL INTERNATIONAL S.C.A.

By:	/s/ Anne Goffard
Name:	Anne Goffard
Title:	Managing Director of Artal International Management S.A., Managing Partner of Artal International S.C.A.

ARTAL INTERNATIONAL MANAGEMENT S.A.

By:	/s/ Anne Goffard
Name:	Anne Goffard
Title:	Managing Director

ARTAL GROUP S.A.

By:	/s/ Pascal Minne
Name:	Mr. Pascal Minne
Title:	Director

WESTEND S.A.

By:	/s/ Pascal Minne
Name:	Mr. Pascal Minne
Title:	Director

STICHTING ADMINISTRATIEKANTOOR WESTEND

By:	/s/ Pascal Minne
Name:	Mr. Pascal Minne
Title:	Sole Member of the Board

MR. PASCAL MINNE

/s/ Pascal Minne

Dated: March 2, 2012